                                                                    EXHIBIT 4.9

                           ELEVENTH AMENDMENT TO THE

                         STEWART TITLE GUARANTY COMPANY

                         SALARY DEFERRAL PLAN AND TRUST


         THIS ELEVENTH AMENDMENT of the Stewart Title Guaranty Company Salary Deferral Plan and Trust (hereinafter sometimes called the "Plan" and/or "Trust") is made this ________ day of ______________, 1994, to be effective as stated herein, by and between Stewart Title Guaranty Company (hereinafter sometimes called "Corporation"), of Houston, Texas and First Interstate Bank of Texas, N.A. (hereinafter sometimes called "Trustee"), a national banking association of Houston, Texas:

                              W I T N E S S E T H:

         WHEREAS, on December 31, 1986, the Corporation previously adopted the Plan and Trust for the sole and exclusive benefit of its Employees and their Beneficiaries, effective January 1, 1986; and

         WHEREAS, the Plan was previously amended May 18, 1986, effective January 1, 1987; and amended February 26, 1988, effective January 1, 1986; and amended April 5, 1989, effective January 1, 1989; and amended May 30, 1989, effective May 31, 1989; and amended and restated May 11, 1992, effective January 1, 1989; and amended September 18, 1991; and amended April 24, 1992; and amended May 27, 1992, and amended May 20, 1993; and amended August 8, 1994; and

         WHEREAS, the Corporation through the action of its Board of Directors, wishes to amend the Plan effective the date set forth above so it may continue to qualify under Sections 401(a) and

501(a) of the Internal Revenue Code of 1986, as amended, and the Employment Retirement Income Security Act of 1974, as amended.

         NOW THEREFORE, pursuant to the provisions of Article XVI, Section 16.1, the Plan is hereby amended as follows:

         Article IX, Section 9.8 of the Plan is amended effective January 1, 1993 by inserting at the end of present Section 9.8 the following paragraph:

         If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided that:

                          (1) the Administrative Committee clearly informs the Member that the Member has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                          (2) the Member, after receiving the notice, affirmatively elects a distribution.

         IN WITNESS WHEREOF, the Corporation and the Trustee have caused this Eleventh Amendment to be executed on this ____ day of ______________, 1994, to be effective as of the dates stated above.

                                       STEWART TITLE GUARANTY COMPANY

                                       BY: _______________________________
                                           Malcolm Morris, President


                                       TRUSTEE:

                                       FIRST INTERSTATE BANK OF TEXAS, N.A.


                                       ____________________________________
                                       John J. Kelley, Vice President and
                                                        Trust Officer

THE STATE OF TEXAS                }
                                  }
COUNTY  OF  HARRIS                }

         BEFORE ME, the undersigned authority, on this day personally appeared Malcolm Morris, known to me to be the person whose name is subscribed to the foregoing instrument as President of Stewart Title Guaranty Company, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated, as the act and deed of said Corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE on this the _____ day of ________________, 1994.

                                                 _______________________________
                                                 NOTARY PUBLIC IN AND FOR
                                                 THE STATE  OF  T E X A S

                                                 My Commission Expires:________




THE STATE OF TEXAS                }
                                  }
COUNTY  OF  HARRIS                }

         BEFORE ME, the undersigned authority, on this day personally appeared John J. Kelley, Vice President and Trust Officer of First Interstate Bank of Texas, N.A., known to me to be the person whose name is subscribed to the foregoing instrument as Trustee, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE on this the _____ day of _______________, 1994.

                                                 _______________________________
                                                 NOTARY PUBLIC IN AND FOR
                                                 THE STATE OF TEXAS

                                                 My Commission Expires:_________





                                      -3-